SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 26, 2025

BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction	(Commission File No.)	(I.R.S. employer
of incorporation)		Identification No.)

131 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 425-4600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value of $0.01 per share	BRKL	Nasdaq Global Select Market

Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2025, Brookline Bancorp, Inc. (the “Company”) entered into a retention bonus agreement (the “Retention Bonus Agreement”) with Mark J. Meiklejohn, the Company’s Chief Credit Officer (the “Executive”). The Retention Bonus Agreement is being entered into in connection with the merger of equals (the “Merger”) between the Company and Berkshire Hills Bancorp, Inc. (“Berkshire”). The Retention Bonus Agreement is subject to closing of the Merger. Pursuant to the terms of the Retention Bonus Agreement, the Executive will be entitled to receive a cash retention bonus equal to $720,750, payable in three equal installments with (i) one-third of his retention bonus becoming earned and payable on the first anniversary of the closing of the Merger, (ii) one-third of his retention bonus becoming earned and payable on the second anniversary of the closing of the Merger and (iii) one-third of his retention bonus becoming earned and payable on the third anniversary of the closing of the Merger, in each case, subject to Mr. Meiklejohn’s continued employment through such date. In the event that the Executive’s employment is terminated by the Company (or, after the closing of the Merger, Berkshire) without “cause” or by the Executive for “good reason” (as each term is defined in the Retention Bonus Agreement), the full amount of any unpaid retention bonuses shall accelerate and become payable within 60 days following the date of termination subject to the Executive’s execution of a release of claims and such release becoming irrevocable; provided, however that the aggregate amount of each retention bonus will be reduced by the value of any cash severance payments the Executive is eligible to receive in connection with such termination.

The foregoing description of the Executive Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Executive’s Retention Bonus Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibits 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Retention Bonus Agreement between Brookline Bancorp, Inc. and Mark J. Meiklejohn, dated August 26, 2025

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2025	Brookline Bancorp, Inc.

	By:	/S/ Marissa Martin
Marissa Martin
General Counsel and Corporate Secretary